UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

1660 Wynkoop Street, Suite 1000, Denver, CO 80202-1132

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

GLD
Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 30, 2019, Royal Gold, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to disclose that on September 26, 2019, the Company’s Board of Directors (the “Board”) appointed Mr. William Heissenbuttel as the Company’s new President and Chief Executive Officer and as a Class I Director, each effective as of January 2, 2020, and that Tony Jensen submitted his resignation from those roles, also effective as of January 2, 2020. This Amendment No. 1 amends the Original 8-K to disclose the entry by Mr. Heissenbuttel into an employment agreement with the Company on January 2, 2020 (the “Heissenbuttel Employment Agreement”), the entry by Mr. Jensen into a retirement agreement and a release of claims with the Company on January 1, 2020 (the “Retirement Agreement”), and related equity compensation matters. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Heissenbuttel Employment Agreement

In connection with the management transitions disclosed in the Original 8-K, the Board approved a new form of employment agreement for the Company’s Chief Executive Officer (the “CEO Employment Agreement”). On January 2, 2020, Mr. Heissenbuttel entered into the Heissenbuttel Employment Agreement on the terms and conditions of the CEO Employment Agreement.

Pursuant to the Heissenbuttel Employment Agreement, Mr. Heissenbuttel will serve as the Company’s President and Chief Executive Officer and the Board will continue to nominate Mr. Heissenbuttel for re-election as a director. The Heissenbuttel Employment Agreement has a one-year term, which will automatically renew for four consecutive one-year periods unless either the Company or Mr. Heissenbuttel timely elects for non-renewal. Mr. Heissenbuttel will receive an annual base salary of $650,000, which may be increased annually as determined by the Board or its Compensation, Nominating and Governance Committee (the “CNGC”), and he will be eligible to receive annual incentive compensation, to participate in the Company’s long-term equity incentive plan, to participate in the Company’s employee benefit plans and programs, and to receive fringe benefits made available to similarly situated executive officers.

Mr. Heissenbuttel will receive severance compensation upon an involuntary termination of employment without “cause” or a voluntary termination of employment for “good reason” (in each case, as defined in the Heissenbuttel Employment Agreement), or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a “change of control,” Mr. Heissenbuttel will be entitled to the sum of one times his base salary, one times his average annual cash incentive bonus for the prior three fiscal years, and accrued obligations due to Mr. Heissenbuttel. If such termination or non-renewal occurs within two years after a “change of control,” Mr. Heissenbuttel will be entitled to two and one-half times his then base salary, two and one-half times his average annual cash incentive bonus for the prior three fiscal years, and certain continued employee benefits for twelve months.

Mr. Heissenbuttel will be restricted from competing against the Company or soliciting the Company’s employees, customers or business relationships for a period of twelve months following termination of his employment with the Company.

The foregoing description of the Heissenbuttel Employment Agreement is qualified in its entirety by reference to the full text of the form of CEO Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Heissenbuttel Employment Agreement supersedes the prior employment agreement between the Company and Mr. Heissenbuttel dated July 1, 2016 and amended December 15, 2017.

In connection with the appointment of Mr. Heissenbuttel as President and Chief Executive Officer, the CNGC awarded Mr. Heissenbuttel equity having an aggregate grant date value of $410,000, divided equally between stock-

settled stock appreciation rights, restricted stock, gold equivalent ounce performance shares and one- and three-year total shareholder return performance shares, each with terms and conditions substantially as described in the Company’s definitive proxy statement filed on October 7, 2019.

Jensen Retirement Agreement

The Retirement Agreement sets forth the terms and conditions of Mr. Jensen’s separation of service from the Company, including enhanced non-competition obligations. The Retirement Agreement is expected to become effective following expiration of the seven-day revocation period provided under the release of claims.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 1, 2020, in recognition of Mr. Jensen’s long, successful, and distinguished service to the Company and to the Board, the CNGC determined to accelerate vesting of certain unvested incentive stock options, stock-settled stock appreciation rights, restricted stock, and performance stock, subject to expiration of the revocation period set forth in the release of claims. Vesting of performance stock awards is further subject to the CNGC’s determination that the Company has met or exceeded the vesting criteria for fiscal years 2020 and 2021 set forth in Mr. Jensen’s award agreements. A description of Mr. Jensen’s outstanding awards is set forth in in the Company’s definitive proxy statement filed on October 7, 2019 under the captions “Compensation Discussion and Analysis” and “Outstanding Equity Awards at 2019 Fiscal Year End.”

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of CEO Employment Agreement entered into by and between Royal Gold, Inc. and William Heissenbuttel, dated January 1, 2020.
10.2	Retirement Agreement between Royal Gold, Inc. and Tony Jensen, dated January 1, 2020.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: January 3, 2020	By:	/s/ Randy Shefman
		Name:	Randy Shefman
		Title:	Vice President and General Counsel

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